UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

At the 2015 Annual Meeting of Stockholders held on October 15, 2015 (the “Annual Meeting”) of Peregrine Pharmaceuticals, Inc. (the “Company”), the stockholders of the Company approved an amendment (the “Fourth Amendment”) to the Company’s 2011 Stock Incentive Plan, as amended (the “2011 Plan”), to increase the number of shares of the Company’s common stock reserved for issuance under the 2011 Plan from up to 18,500,000 shares to up to 33,500,000 shares.

The Fourth Amendment previously had been approved by the Compensation Committee of the Company’s Board of Directors (the “Committee”) on August 13, 2015, subject to stockholder approval. The Fourth Amendment became effective immediately upon stockholder approval at the Annual Meeting.

Persons eligible to participate in the 2011 Plan, as amended by the Fourth Amendment, will continue to include all employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Committee.

This summary of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is attached as Exhibit B to the Company’s Definitive Proxy Statement for its 2015 Annual Stockholders Meeting filed with the Securities and Exchange Commission on August 28, 2015 and incorporated herein by this reference. In addition, a more detailed summary of the 2011 Plan, as amended by the Fourth Amendment, can be found in such Definitive Proxy Statement, under “Proposal No. 4: Approval of an Amendment to our 2011 Stock Incentive Plan.”

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also at the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 325,000,000 shares to 500,000,000 shares (the “Certificate of Amendment”). The Certificate of Amendment became effective upon filing with the Secretary of State of the State of Delaware on October 15, 2015. A copy of the Certificate of Amendment is attached as Exhibit 3.12 hereto and is incorporated into this Item 5.03 by reference.

Item 5.07       Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were 201,377,358 shares of our common stock (as of the record date of August 21, 2015) entitled to vote, of which, 153,188,750 shares were present in-person or represented by proxy, representing 76% of the total outstanding shares of our common stock entitled to vote. The final voting results of each proposal are set forth below:

Proposal No. 1: Election of Directors

The Company’s stockholders elected each of the four nominees named below to serve on the Company’s Board of Directors until the Company’s 2016 Annual Meeting of stockholders. The votes were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carlton M. Johnson, Jr.	40,250,269	21,752,430	91,186,051
Steven W. King	54,705,384	7,297,315	91,186,051
David H. Pohl	42,040,858	19,961,841	91,186,051
Eric S. Swartz	45,950,138	16,052,561	91,186,051

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Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2016. The votes were as follows:

Votes For	Votes Against	Abstain
144,579,612	6,410,778	2,198,360

Proposal No. 3: To Approve an Amendment to the Company’s Certificate of Incorporation

The Company’s stockholders approved an amendment to the Company’s restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 325,000,000 shares to 500,000,000 shares. The votes were as follows:

Votes For	Votes Against	Abstain
106,574,001	44,586,265	2,028,484

Proposal No. 4: To Approve an Amendment to the Company’s 2011 Stock Incentive Plan

The Company’s stockholders approved an amendment to the Company’s 2011 Stock Incentive Plan, as amended (the “2011 Plan”), to increase the number of shares of the Company’s common stock reserved for issuance under the 2011 Plan from up to 18,500,000 shares to up to 33,500,000 shares. The votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
43,082,316	18,115,220	805,163	91,186,051

Proposal No. 5: To Approve, On an Advisory Basis, the Compensation of the Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Definitive Proxy Statement for its 2015 Annual Meeting of stockholders. The votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
35,451,926	25,537,937	1,012,836	91,186,051

Item 9.01         Financial Statements and Exhibits.

(d)       Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number

3.12	Certificate of Amendment to Certificate of Incorporation of Peregrine Pharmaceuticals, Inc., as filed on October 15, 2015 with the Secretary of State of the State of Delaware.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: October 16, 2015	By: /s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

3.12	Certificate of Amendment to Certificate of Incorporation of Peregrine Pharmaceuticals, Inc., as filed on October 15, 2015 with the Secretary of State of the State of Delaware.

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